Exhibit 31.2

CERTIFICATION OF co-CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER

I, Richard P. Moberg, co-Chief Executive Officer and Chief Financial Officer of Aware, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q of Aware, Inc.;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

Date: August 2, 2012	/s/ Richard P. Moberg
Richard P. Moberg
co-Chief Executive Officer & co-President Chief Financial Officer